Exhibit (h)(1)(vi)

AMENDMENT NO. 5

TO THE

MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 5 to the Mutual Funds Service Agreement dated as of September 1, 2012 between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Funds Management Group, LLC (“AXA FMG”), a Delaware limited liability company (“AXA FMG” or “Administrator”) (“Amendment No. 5”).

WHEREAS, AXA FMG and the Trust desire to modify the fee paid with respect to the EQ/AllianceBernstein Small Cap Growth Portfolio; and

WHEREAS, AXA FMG and the Trust desire to reflect a name change for the EQ/Intermediate Government Bond Index Portfolio;

NOW THEREFORE, the Trust and AXA FMG agree to modify the Mutual Funds Service Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1.	Name Change: Effective May 2012, the name of the EQ/Intermediate Government Bond Index Portfolio was changed to EQ/Intermediate Government Bond Portfolio; and

2.	Schedule A: With respect to Schedule A to the Agreement, the EQ/AllianceBernstein Small Cap Growth Portfolio shall be deemed to be included under the heading “Hybrid Portfolios” for purposes of determining the compensation to be paid by the Trust to AXA FMG for services rendered pursuant to the Agreement reflecting its “hybrid” investment strategy.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 5

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

0.12% of the first $3 billion; 0.11% of the next $3 billion; 0.105% of the next $4 billion; 0.10% of the next $20 billion; and 0.0975% thereafter (based on aggregate average daily net assets of the Portfolios) plus $30,000 per Portfolio

EQ/AllianceBernstein Short-Term Bond

EQ/AllianceBernstein Short-Term Government Bond

EQ/BlackRock Basic Value Equity

EQ/Boston Advisors Equity Income

EQ/Calvert Socially Responsible

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Davis New York Venture

EQ/Equity 500 Index

EQ/GAMCO Mergers and Acquisitions

EQ/GAMCO Small Company Value

EQ/International Equity Index

EQ/International ETF

EQ/Intermediate Government Bond

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Lord Abbett Large Cap Core

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Money Market

EQ/Montag & Caldwell Growth

EQ/Morgan Stanley Mid Cap Growth

EQ/Oppenheimer Global

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

EQ/Van Kampen Comstock

EQ/Wells Fargo Omega Growth

Hybrid Portfolios*

0.15% of the average daily net assets of the Portfolios for the first $20 billion; 0.125% of the next $5 billion, and 0.100% thereafter (based on aggregate average daily net assets of the Portfolios), plus $32,500 per Portfolio, plus $32,500 for each allocated portion of a Portfolio for which separate custodial services are provided

EQ/AllianceBernstein Small Cap Growth

EQ/Franklin Core Balanced

EQ/Mutual Large Cap Equity

EQ/AXA Franklin Small Cap Value Core

EQ/Templeton Global Equity

EQ/Emerging Markets Equity PLUS

EQ/Equity Growth PLUS

EQ/Global Bond PLUS**

EQ/Global Multi-Sector Equity

EQ/High Yield Bond

EQ/International Core PLUS

EQ/International Value PLUS

EQ/International Small Cap PLUS

EQ/Large Cap Core PLUS

EQ/Large Cap Growth PLUS

EQ/Large Cap Value PLUS

EQ/Mid Cap Value PLUS

EQ/Natural Resources PLUS

EQ/Quality Bond PLUS**

EQ/Real Estate PLUS

ATM Portfolios*

0.15% of the average daily net assets of the Portfolios for the first $20 billion; 0.125% of the next $5 billion, and 0.100% thereafter (based on aggregate average daily net assets of the Portfolios), plus $32,500 per Portfolio, plus $32,500 for each allocated portion of a Portfolio for which separate custodial services are provided

ATM International Portfolio ATM Large Cap Portfolio ATM Mid Cap Portfolio ATM Small Cap Portfolio	AXA Tactical Manager 2000 Portfolio AXA Tactical Manager 400 Portfolio AXA Tactical Manager 500 Portfolio AXA Tactical Manager International Portfolio EQ/AllianceBernstein Dynamic Wealth Strategies

Allocation Portfolios (Funds-of-Funds)*

0.15% of the average daily net assets of each Portfolio for the first $15 billion; 0.125% of the next $5 billion, and 0.100% thereafter (per Portfolio basis), plus $32,500 per Portfolio (calculated in a per Portfolio basis)

All Asset Moderate Growth-Alt 15

All Asset Growth-Alt 20

All Asset Aggressive-Alt 25

AXA Aggressive Strategy

AXA Balanced Strategy

AXA Ultra Conservative Strategy

AXA Conservative Strategy

AXA Conservative Growth Strategy

AXA Growth Strategy

AXA Moderate Growth Strategy

EQ/Franklin Templeton Allocation

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.
**	Exchange-traded fund (ETF) allocated portion approved but not operational.